J. W. BROWN (1911-1995)   BROWN, CUMMINS & BROWN CO., L.P.A.
   JAMES R. CUMMINS        ATTORNEYS AND COUNSELORS AT LAW    JOANN M. STRASSER
    ROBERT S BROWN                3500 CAREW TOWER           AARON A. VANDERLAAN
 DONALD S. MENDELSOHN             441 VINE STREET
     LYNNE SKILKEN             CINCINNATI, OHIO 45202             OF COUNSEL
   AMY G. APPLEGATE           TELEPHONE (513) 381-2121         GILBERT BETTMAN
 KATHRYN KNUE PRZYWARA        TELECOPIER (513) 381-2125         (1918 - 2000)
   MELANIE S. CORWIN



                                                                July 31, 2000

The Jhaveri Trust
18820 High Parkway
Cleveland, Ohio 44116

Gentlemen:

         A legal opinion that we prepared was filed with your Form 24F-2 for the fiscal year ended March 31, 1997 (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 6 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                              Very truly yours,

                                              /s/ Donald S. Mendelsohn

                                              Brown, Cummins & Brown Co., L.P.A.




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